Exhibit 99

FOR IMMEDIATE RELEASE

CONTACTS:	Investment Community	Media
	James J. Murren	Alan Feldman
	President, Chief Financial Officer	Senior Vice President
	and Treasurer	Public Affairs
	(702) 693-8877	(702) 891-7147

MISSISSIPPI GAMING COMMISSION APPROVES MGM MIRAGE’S MACAU VENTURE

Las Vegas, Nevada, February 17, 2005 — MGM MIRAGE (NYSE:MGG) announced today that the Mississippi Gaming Commission has unanimously granted a waiver of approval with respect to the Company’s application to engage in gaming activities in Macau S.A.R. The Company intends to develop, construct and operate, through a 50/50 joint venture with Pansy Ho, a resort hotel casino complex in Macau. The venture is subject to further regulatory review. Construction of the MGM Grand Macau is anticipated to commence in the second quarter of 2005, and to be completed for an opening in 2007.

# # #

MGM MIRAGE (NYSE: MGG), headquartered in Las Vegas, Nevada, is one of the world’s leading and most respected hotel and gaming companies. The Company owns and operates 11 casino resorts located in Nevada, Mississippi and Michigan, and has investments in three other casino resorts in Nevada, New Jersey and the United Kingdom. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.

Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.